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                                                                Exhibit 4.08



                                   MEDIVATORS, INC.
                                STOCK OPTION AGREEMENT


    The undersigned, MediVators, Inc., a Minnesota corporation (the "Company") in consideration of the services rendered and to be rendered to it by ________________ (the "Optionee"), and pursuant to the 1991 Incentive Stock Option Plan of the Company, the terms of which are incorporated herein by this reference, hereby grants to the Optionee an option (the "Option") to purchase up to a maximum of __________ common shares of the Company at the price and on the terms and conditions hereinafter provided:

    1. The option price for all shares subject to this Option shall be $_______ per share, said price having been determined to be not less than (i) the fair market value of the shares subject to this Option as of the date of grant or (ii) in the case of an option granted to an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a Ten Percent Stockholder"), one hundred ten percent (110%) of the fair market value of the shares subject to this Option, and said determination having been made for the purpose of complying with the applicable provisions of the Internal Revenue Code of 1986 and all amendments thereto and regulations thereunder.

    2. The term of this Option shall be as set forth in Paragraphs 5 and 10 hereof, or until the date one (1) year after the date on which the Optionee ceases to be an employee of the Company by reason of disability, (but only with respect to the shares purchasable at the time he ceases to be such an employee), whether or not such person subsequently returns to the employ of the Company, whichever occurs first. Absence on leave approved by the Company shall not be deemed to be a cessation or interruption of employment for purposes of this Agreement.

    3. Optionee may exercise this Option at any time prior to the expiration of the term of this Option for the following shares and within the following time period:

         (a)  _________ shares covered hereby at any time after ______________;
         (b)  an additional ______ shares after ____________;
         (c)  an additional ______ shares after ____________;
         (d)  an additional ______ shares after ____________; and
         (e)  an additional ______ shares after ____________.

    4. Prior to its termination, this Option may be exercised, in whole or in part, by giving to the Company written notice of exercise specifying the number of shares to be purchased, accompanied by payment of the purchase price for the number of shares specified. Payment may take the form of cash, shares of stock of the Company, the total market value of which equals the


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total purchase price, or any combination of cash and shares of the Company, the total market value of which equals the total purchase price. Any such notice shall be deemed given when received by the Company at its principal place of business.

    5. This Option shall not be transferable by the Optionee except by will or by the laws of descent and distribution, and may only be exercised during the lifetime of the Optionee by him. This Option may be exercised by the Optionee's legal representatives, heirs or legatees, within three (3) months after the death of the Optionee, but only with respect to the number of shares purchasable by the Optionee at the time of his death. In no event shall this Option be exercisable at any time after the date five (5) years from the date of grant.

    6. Optionee shall have no rights as a shareholder with respect to shares covered by the option granted hereunder, and shall have no right to receive notice of shareholder meetings, until the date of issuance of a share certificate to him for such shares. No share certificate shall be issued until full payment for the shares has been made. No adjustments shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

    7. If, prior to the expiration of the term of this Option, any shares of the Company subject to this Option shall be affected by any recapitalization, reclassification, stock dividend, stock split or other relevant change, then the number of shares covered by this Option, their classification or the option price per share shall be appropriately adjusted by the Board of Directors of the Company as it may deem necessary to prevent any inequity that might otherwise result.

    8. In case the Company is merged or consolidated with another corporation, or the property or shares of the Company are acquired by another corporation, or the Optionee is discharged other than for cause, the exercise schedule set forth in paragraph 3 above shall be waived and all options for the entire 25,000 common shares of the Company shall be immediately exercisable by the Optionee pursuant to this Agreement.

    If the Company is merged or consolidated with another corporation, the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company hereunder shall make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate shares of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable with respect to the common shares of the Company, provided only that the excess of the aggregate fair market value of the shares subject to the new option immediately after said substitution over the aggregate purchase price is not more than the


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excess of the fair market value of the shares subject to this Option immediately before such substitution over the aggregate purchase price and such new option does not give the Optionee additional benefits which he did not have under this Option.

    Upon the occurrence of such event, the Board shall waive the exercise period to the extent allowable under 1991 Incentive Stock Option Plan of the Company so the Optionee or, in the case of his death, his heirs shall have the longest period allowable under federal tax law to exercise the option granted him hereunder.

    For purposes of this paragraph 8, merger or consolidation with another corporation or acquisition by another corporation shall be defined as the acquisition by another corporation of more than forty percent (40%) of any of the then outstanding stock, voting power, or assets of the Company.

    9. This Option shall not be exercisable while there is any "outstanding" incentive stock option which was granted before the granting of this option. Any incentive stock option shall be treated as "outstanding" until it is exercised in full or expires by reason of lapse of time. In the event this requirement is deleted from the currently existing incentive stock option plan by amendment in accordance with new federal tax law applicable thereto, then this paragraph shall no longer be applicable.

    10. The Optionee hereby represents that any exercise of the option granted hereunder, in whole or in part, shall be for the purpose of investment and not for resale or public distribution of the shares of the Company so acquired. The Optionee further agrees to deliver to the Company prior to the issuance of any shares, a written statement that he/she is acquiring such shares for his/her own account for investment and not for resale or public distribution, and that he/she consents to the imprinting on the certificate or certificates evidencing such shares a legend restricting such transfer except when in compliance with applicable security laws. The Optionee agrees that his Option shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to said option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the issue or purchase of shares hereunder, this Option may not be exercised in whole or in part unless such listing, registration qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Board, provided, however, that if the term of this option would expire during the period in which the Optionee (or his legal representatives, heirs or legatees in the event of the Optionee's death) is prevented from exercising the option pursuant to the provisions of this sentence, the term of this Option is extended


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until a date sixty (60) calendar days from the date on which the Optionee (or his legal representatives, heirs or legatees) is notified that the Optionee (or his legal representatives, heirs or legatees) is free to exercise after the date ten (10) years from the date of grant or five (5) years from the date of grant in the case of an option granted to a Ten Percent Stockholder.

    11. This Option is granted pursuant to the 1991 Incentive Stock Option Plan of the Company and is intended to be an incentive stock option as defined in Section 422A of the Internal Revenue Code, and to the extent the terms of this Option are consistent with the provisions of said Plan or the requirements for qualification as an incentive stock option, the provisions of the Plan and the requirements for qualification as an incentive stock option shall control and override any inconsistent provisions of this Option.

    IN WITNESS WHEREOF, this Stock Option Agreement has been executed as of the 10th day of July, 1995.


MEDIVATORS, INC.



By
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   Donald L. Sturtevant
   Its President


OPTIONEE



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